UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2022

OAKTREE STRATEGIC CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01471	87-6827742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure.

July 2022 Distribution

On July 20, 2022, the Board of Trustees of Oaktree Strategic Credit Fund (the “Fund”) declared a regular distribution on the Fund’s common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distributions
Class I Common Shares	$0.1640	$0.0000	$0.1640
Class S Common Shares	$0.1640	$0.0168	$0.1472

The regular distribution is payable to shareholders of record as of July 31, 2022 and will be paid on or about August 29, 2022. The distribution will be paid in cash or reinvested in Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of the issued and outstanding Shares of the Fund as of June 30, 2022, as determined on July 20, 2022 in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of June 30, 2022
Class I Common Shares	$23.71

As of June 30, 2022, the Fund’s aggregate NAV was $268.0 million, the fair value of its investment portfolio was $316.7 million and it had $90.0 million of principal debt outstanding. As of June 30, 2022, the Fund’s debt-to-equity leverage ratio was approximately 0.34 times. NAV per share declined from $24.32 per share as of May 31, 2022 to $23.71 per share as of June 30, 2022. The decrease was principally due to unrealized losses related to credit spread widening and broader market volatility, partially offset by net investment income generated by the portfolio.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered Class I Shares in transactions exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder as part of a private offering (the “Private Offering”). The following tables list the Shares issued and total consideration for the Private Offering and the Offering, in each case, as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Private Offering:
Class I Common Shares	12,045,529	$295.2 million

	Common Shares Issued	Total Consideration
Offering:
Class S Common Shares	1,027,015	$24.4 million

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND
(Registrant)

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary

Date: July 26, 2022

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